UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2025
ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue,
6th Floor
New York,
NY	10017
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (949) 480-8300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On June 10, 2025, Acacia Research Corporation (the “Company”) posted to the Company's website at www.acaciaresearch.com in the "Quarterly Results" tab of the "Investor Relations" section an updated Corporate Presentation (the “Presentation”) to be used from time to time in meetings with investors, analysts, lenders and others. A copy of the Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. No information contained on or accessible through the Company’s website shall be deemed to be part of or incorporated by reference into this Current Report on Form 8-K. The furnishing of the Presentation is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the presentation materials include material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	Acacia Research Corporation Corporate Presentation dated June 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2025
ACACIA RESEARCH CORPORATION

	By:	/s/ Jason Soncini
	Name:	Jason Soncini
	Title:	General Counsel